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                                                                    EXHIBIT 10.8

                              NONCOMPETE AGREEMENT

                THIS NONCOMPETE AGREEMENT (the "Agreement") is dated as of February 12, 1998, by and among Behrman Capital II L.P., a Delaware limited partnership, and Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership (collectively, "Parent"), The Management Network Group, Inc., a Kansas corporation (the "Company"), Richard Nespola, Micky Woo, Alan Staples, and Ralph Peck, each an individual (collectively, the "Non-Competing Parties").

                WHEREAS, pursuant to the transactions contemplated that in certain Agreement and Plan of Merger, as amended, (the "Merger Agreement") among the Company, Parent, Behrman Capital TMNG, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and the Non-Competing Parties dated January 7, 1998, Merger Sub is merging with and into the Company, and immediately following the merger, in which the Company will be the surviving entity, Parent will own 60% of the fully diluted and outstanding shares of common stock of the Company and the Non-Competing Parties will own 40% of the fully diluted and outstanding shares of common stock of the Company;

                WHEREAS, immediately prior to the closing of the transactions contemplated by the Merger Agreement, the Non-Competing Parties were the sole stockholders of the Company;

                WHEREAS, each of the Non-Competing Parties acknowledges and agrees that he has expertise in the data communications and/or telecommunications services consulting business. Furthermore, each of the Non-Competing Parties' reputation is an integral part of the Company's business success throughout the areas where the Company's business is conducted. If any Non-Competing Party in any manner uses his reputation in competition with the data communications and/or telecommunications services consulting business of the Company, the Company (and the Parent as the principal stockholder of the Company) will be deprived of the benefits bargained for pursuant to this Agreement and the Merger Agreement. Since each Non-Competing Party has the ability to compete with the Company in the operation of the Company's business and operations, the Company desires that the Non-Competing Parties enter into this Agreement. But for the Non-Competing Parties' entry into this Agreement, neither the Company nor the Parent would have entered into the Merger Agreement. Each Non-Competing Party, in exchange for the merger consideration to be paid pursuant to the Merger Agreement and related agreements, is willing to enter this Agreement;

                WHEREAS, each Non-Competing Party has obtained the advice of counsel in connection with executing this document; and

                WHEREAS, Parent requires that each Non-Competing Party and the Company enter into this Agreement as a condition to Parent consummating the transactions contemplated by the Merger Agreement.



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                NOW, THEREFORE, in order to induce Parent to consummate the transactions contemplated by the Merger Agreement, each Non-Competing Party hereby agrees with Parent and the Company as follows:

                1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

                2. Term. Subject to the provisions herein, the term (the "Term") of this Agreement shall commence on the date hereof and shall expire on the seventh anniversary of the date of this Agreement. Notwithstanding the foregoing, (a) in the event that the Company terminates Micky Woo's employment pursuant to Section 8 of that certain Employment Agreement entered into between the Company and Micky Woo as of the date hereof, the Term applicable to Micky Woo and his obligations hereunder shall expire on the earlier of the seventh anniversary of the date of this Agreement or the third anniversary of such employment termination, (b) in the event that the Company terminates Alan Staples' employment pursuant to Section 8 of that certain Employment Agreement entered into between the Company and Alan Staples as of the date hereof, the Term applicable to Alan Staples and his obligations hereunder shall expire on the earlier of the seventh anniversary of the date of this Agreement or the third anniversary of such employment termination and (c) in the event that the Company terminates Ralph Peck's employment pursuant to Section 8 of that certain Employment Agreement entered into between the Company and Ralph Peck as of the date hereof, the Term applicable to Ralph Peck and his obligations hereunder shall expire on the earlier of the seventh anniversary of this date of this Agreement or the second anniversary of such employment termination.

                3. Non-Competition. During the Term, each Non-Competing Party shall not, unless acting in accordance with the prior written consent of Parent and the Company (which consent may be withheld in the Company's and Parent's sole and absolute discretion), directly or indirectly, own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employer, employee, partner, consultant, independent contractor or otherwise with, or permit his name to be used by or in connection with, any Person which provides, sells, distributes or markets any products or services that compete with the Company in the data communications and/or telecommunications services consulting business in the United States of America and the dependent territories in the United States of America, and each and every country in the world; it being understood that the foregoing shall not limit a Non-Competing Party from making passive investments in less than 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system. As used in this Agreement, "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                4. Non-Solicitation. During the Term, each Non-Competing Party shall not nor shall he permit any of his respective Affiliates, officers, directors, employees, agents or representatives to, directly or indirectly, (a) solicit, encourage, or take any other intentional action which is reasonably intended to induce any Person employed by, or providing consulting services (directly or indirectly) on behalf of, the Company or any of its Affiliates (A) to terminate his or



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her employment with, or stop providing consulting services (directly or indirectly) on behalf of, the Company or such Affiliates or (B) provide his or her employment or consulting services, directly or indirectly, to or on behalf of any Non-Competing Party; or (b) interfere in any manner with the contractual relationship (whether direct or through a third party) or employment relationship between the Company or any of its Affiliates and any such Person. As used in this Agreement, "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                5. Incorporation of Recitals. The recitals in this Agreement, including the terms defined therein, are hereby incorporated as substantive terms and provisions of this Agreement.

                6. Injunctive Relief. Each Non-Competing Party hereby acknowledges and agrees that it would be impossible to fully compensate the Company and Parent for damages resulting from the breach or threatened breach of Sections 3 and 4 of this Agreement and, accordingly, that the Company and/or Parent shall be entitled to temporary and permanent injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish the Company's and/or Parent's right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses. Buyer and the Company hereby acknowledge and agree that nothing contained in this Agreement shall give Buyer or the Company any legal or equitable right to enjoin the payment to the Non-Competing Parties of any funds payable to the Non-Competing Parties from the Escrow Account(s) (as defined in the Merger Agreement) created by the Escrow Agreement executed by the parties hereto on the date hereof.

                7. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties except that the Company and Parent may, without such consent, assign all such rights and obligations to another Person (a) as permitted by, and in accordance with, the Merger Agreement, or (b) incident to a transfer of all or substantially all of the assets of the Company to such Person, whether by merger, sale, lease, consolidation or otherwise.

                8. Severable Provisions. In the event that any of the provisions of this Agreement should ever be adjudicated by a court of competent jurisdiction to exceed the time or geographic or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court in such action. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which the Company now or subsequently transacts any business. Each of the obligations of the Non-Competing Parties is independent and several under this Agreement. A violation or breach of this Agreement by any Non-Competing Party shall not be deemed to be a



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violation or breach by any other Non-Competing Party, so long as such other
Non-Competing Party did not actively participate in the activity leading to the breach or violation.

                9. Binding Agreement. Subject to the provisions of Section 7, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, and their respective successors and assigns.

                10. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without giving effect to the provisions thereof relating to conflicts of law.

                13. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                a. If to any Non-Competing Party, to his address as set forth in the records of the Company.

                with a copy to:

                        Shughart, Thomson & Kilroy
                        12 Wyandotte Plaza
                        120 West 12th Street
                        Kansas City, MO 64105
                        Attention:  Jacob W. Bayer, Jr.
                        Facsimile Number:  (816) 374-0509

                b.      If to Parent, to:

                        c/o Behrman Capital II L.P.
                        126 East 56th Street
                        New York, New York 10022
                        Attention:  Grant G. Behrman
                        Facsimile Number:  (212) 980-7024

                with a copy to:



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                        Latham & Watkins
                        75 Willow Road
                        Menlo Park, CA 94025
                        Attention:  Peter F. Kerman
                        Facsimile Number:  (650) 463-2600

                14. Attorneys' Fees. In the event that any party shall bring an action in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or either body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.



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                IN WITNESS WHEREOF, this Noncompete Agreement is executed as of this day and year first above written.


NON-COMPETING PARTIES:


                                        ----------------------------------------
                                        Richard P. Nespola

                                        ----------------------------------------
                                        Micky K. Woo

                                        ----------------------------------------
                                        Alan H. Staples

                                        ----------------------------------------
                                        Ralph R. Peck

PARENT:                                 BEHRMAN CAPITAL II L.P.,
                                        a Delaware limited partnership

                                        By: Behrman Brothers, LLC,
                                            its general partner

                                            By:
                                               ---------------------------------
                                               Grant G. Behrman,
                                               Managing Member

                                        STRATEGIC ENTREPRENEUR FUND II, L.P.,
                                        a Delaware limited partnership

                                        By:
                                           -------------------------------------
                                           Grant G. Behrman,
                                           General Partner

THE COMPANY:                            THE MANAGEMENT NETWORK GROUP; INC.
                                        a Kansas corporation

                                        By:
                                           -------------------------------------
                                           Its
                                              ----------------------------------



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